Exhibit 99.1
Corporate Media Contact:
Kate Wilkinson
Manning Selvage & Lee
323-866-6025
kate.wilkinson@mslpr.com
Investor Relations Contact:
Cheryl Monblatt Allen
Artes Medical
858-550-9999
callen@artesmedical.com
ARTES MEDICAL ANNOUNCES RESULTS OF
ANNUAL STOCKHOLDERS MEETING
     San Diego, California Nov. 13, 2008— Artes Medical, Inc. (Nasdaq: ARTE), a medical technology company whose product ArteFill® is the first and only FDA-approved non-resorbable injectable dermal filler for the correction of nasolabial fold or “smile line” wrinkles, announced that it convened its annual stockholders meeting today. At the meeting, stockholders elected Christopher J. Reinhard and John R. Costantino to the board of directors for three year terms, expiring at the 2011 Annual Meeting.
About Artes Medical, Inc.
     Artes Medical is a medical aesthetics company focused on developing, manufacturing and commercializing a new category of aesthetic injectable products for the dermatology and plastic surgery markets. The Company’s flagship product, ArteFill, is being marketed to men and women as a treatment option for the correction of nasolabial folds. Additional information about Artes Medical and ArteFill is available at www.artesmedical.com and www.artefill.com.
Forward-Looking Statements
     This press release contains forward-looking statements that are based on the Company’s current beliefs and assumptions and on information currently available to its management and Board of Directors. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. As a result of these risks, uncertainties and other factors, which include the Company’s history of net losses, its ability to timely raise additional funds to support its operations and future product acquisition plans, its ability to manage its operating expenses, its reliance on sales of ArteFill and Elevess, its future receipt of FDA approval to extend the efficacy period of ArteFill beyond six months and eliminate the skin test requirement, and the risk that the Company’s revenue projections may prove incorrect because of unexpected difficulty in generating sales and market acceptance of ArteFill and Elevess, readers are cautioned not to place undue reliance on any forward-looking statements included in this letter to stockholders. A more extensive set of risks and uncertainties is set forth in the Company’s SEC filings available at www.sec.gov. These forward-looking statements represent beliefs and assumptions only as of the date of this press release, and the Company assumes no obligation to update these forward-looking statements publicly, even if new information becomes available in the future.
     Artes Medical® and ArteFill® are registered trademarks of Artes Medical, Inc. All other trademarks, trade names and brand names referred to in this press release are the property of their respective owners.
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